EXHIBIT 99

                           DIME FINANCIAL CORPORATION

         NOTICE OF POSTPONEMENT OF 1998 ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF DIME FINANCIAL CORPORATION:

     We recently mailed you a notice of annual meeting of shareholders and proxy statement notifying you that the 1998 Annual Meeting of Shareholders of Dime Financial Corporation would be held at 10:00 a.m., on Wednesday, April 29, 1998. Notice is hereby given that, in light of the signing of the merger agreement with HUBCO, Inc., which has been reported in Dime Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, the 1998 Annual Meeting of Shareholders of Dime Financial Corporation has been postponed indefinitely.


                              BY THE ORDER OF THE BOARD OF
                              DIRECTORS



                              /s/ Eleanor M. Tolla
                              Eleanor M. Tolla
                              Corporate Secretary


April 9, 1998